INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this "Agreement") is entered into as of the 28th day of September, 2004, by and between CCP Worldwide, Inc., a Delaware corporation ("CCPI"), David R. Allison, a director and controlling stockholder of CCPI, Tom Shute, a director of CCPI, Ray Provencher, a director of CCPI (Messrs. Allison, Shute, and Provencher are referred to herein, collectively, as the "Indemnified Parties"), and Dyadic International, Inc., a Florida corporation ("Dyadic").

WHEREAS, CCPI and Dyadic have entered into a certain Agreement of Merger and Plan of Reorganization, dated of even date herewith, by and among CCPI, CCP Acquisition Corp., a Florida corporation and wholly owned subsidiary of CCPI ("Acquisition"), and Dyadic, whereby Acquisition will merge (the "Merger") with and into Dyadic with Dyadic being the surviving company of such merger and thereby becoming a wholly owned subsidiary of CCPI after the Merger;

WHEREAS, in connection with the Merger and prior thereto, CCPI will privately offer and sell its securities pursuant to the terms set forth in a Confidential Private Offering Memorandum, dated October 2004 (the "Memorandum");

WHEREAS, Dyadic will be the operating company subsidiary of CCPI upon and after the Merger and, as a result, the business and financial disclosure information contained in the Memorandum relate to Dyadic rather than CCPI ("Dyadic Disclosure"); and

WHEREAS, the Dyadic Disclosure appearing in the Memorandum has been supplied by Dyadic to CCPI for inclusion in the Memorandum;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as:

SECTION 1. *Term*. This Agreement shall not be effective unless and until the consummation of the Merger occurs and shall terminate upon the expiration of the last to expire relevant statute of limitations with respect to any and all federal and state securities laws applicable to the Dyadic Disclosure.

SECTION 2. *Indemnification*. After the consummation of the Merger, CCPI agrees to indemnify and hold harmless the Indemnified Parties to the full extent lawful, from and against any and all manner of losses, including without limitation, damages, expenses, fees, claims, suits, proceedings instituted by a governmental agency, liabilities, and obligations, including reasonable attorneys' fees, as a result of or arising out of any untrue statement of a material fact in the Dyadic Disclosure or any omission of a material fact in the Dyadic Disclosure necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Upon the occurrence of any event giving rise to a claim for indemnification (an "Indemnification Claim") under this Agreement, the Indemnified Party shall promptly notify CCPI of

such Indemnification Claim and provide CCPI with copies of any documents describing or otherwise bearing on the subject matter of such indemnification obligation; provided, however, that the failure to notify CCPI shall not relieve CCPI from any liability which CCPI may have under the Indemnification Claim except to the extent that it has been materially prejudiced by such failure. CCPI shall be entitled to participate in any pending or threatened claim, action, suit or proceeding in respect of the Indemnification Claim and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from CCPI to the Indemnified Party of its election to assume the defense of such claim, action, suit or proceeding, CCPI shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof except as provided in the following sentence. The Indemnified Party shall have the right to employ separate counsel in any such claim, action, suit or proceeding and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment thereof has been specifically authorized by the CCPI in writing, (ii) if CCPI is a party to the claim, action, suit or proceeding, there is, in the reasonable opinion of independent counsel, a conflict concerning any material issue between the position of CCPI and the Indemnified Party, in which case if the Indemnified Party notifies CCPI in writing that it elects to employ separate counsel at the expense of CCPI, then CCPI shall not have the right to assume the defense of the claim, action, suit or proceeding on behalf of the Indemnified Party, but in such event CCPI shall not be required to pay the charges and expenses of counsel other than (i) counsel retained by CCPI to assume the defense of one or more Indemnified Parties and (ii) one separate counsel retained by all other Indemnified Parties. Nothing set forth herein is intended to or shall impair the right of any Indemnified Party to retain separate counsel at its own expense. If CCPI does not elect to engage attorneys or other persons to defend against such claim, action, suit or proceeding, CCPI shall pay the reasonable charges and expenses of such attorneys and other persons as are engaged by the Indemnified Party on a current basis within thirty (30) days after submission of invoices or bills therefor, provided that the Indemnified Party shall promptly repay to CCPI the amount of any such charges and expenses if it is ultimately determined that the Indemnified Party was not entitled to be indemnified in connection with such matter. CCPI will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of the Indemnification Claim unless, (i) CCPI shall have given the Indemnified Party reasonable prior written notice thereof and shall have obtained an unconditional release of the Indemnified Party from all liability arising out of such claim, action, suit or proceeding, or (ii) CCPI reaffirms in writing its indemnity obligations hereunder. As long as CCPI has complied with its obligations to defend and indemnify, CCPI shall not be liable for any settlement made by the Indemnified Party without the consent of CCPI.

SECTION 3. *Representations and Warranties of the Indemnified Parties*. The Indemnified Parties jointly and severally represent that each of them has the capacity to enter into this Agreement and that this Agreement constitutes a valid and binding obligation of each of them and is enforceable against each of them in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

SECTION 4. *Representations and Warranties of CCPI and Dyadic*. Each of CCPI and Dyadic severally represents and warrants that it has the corporate authority to enter into this

Agreement and that this Agreement constitutes a valid and binding obligation of it and is enforceable against it in accordance with the terms of this Agreement, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

SECTION 5. *Notices*. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given: (a) when delivered personally against receipt therefor; (b) one business day after being sent by recognized overnight courier service; or (c) five (5) business days after being mailed registered or certified mail, postage prepaid. The addresses for such communications shall be as set forth below or to such other address as a party shall give by notice hereunder to the other party to this Agreement.

If to the Indemnified Parties:

With copies to:

If to Dyadic or CCPI (post-Merger):

Dyadic International, Inc.
140 Intracoastal Pointe Dr., Suite 404
Jupiter, Florida 33477-5094
Attention: Mr. Mark Emalfarb, CEO

With a copy to:

Jenkens & Gilchrist, a Professional Corporation
225 West Washington, Suite 2600
Chicago, Illinois 60606
Attention: Robert I. Schwimmer, Esq.

SECTION 6. *Successors and Assigns*. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by any party to this Agreement without the prior written consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

SECTION 7. *Severability of Provisions*. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

SECTION 8. *Entire Agreement; Modification*. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

SECTION 9. *Non-Waiver*. The failure of any party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

SECTION 10. *Governing Law*. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the state of Delaware without regard to such state's principles of conflicts of laws.

SECTION 11. *Headings*. The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

SECTION 12. *Counterparts*. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

INDEMNIFIED PARTIES

David R. Allison

Tom Shute

Ray Provencher

CCP WORLDWIDE, INC.

By: ________________
Name: David R. Allison
Title: President & CEO

DYADIC INTERNATIONAL, INC.

By: ________________
Name: MARK EMALFARB
Title: President

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